UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2006

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 941-9470

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On May 22, 2006, Fargo Electronics, Inc., a Delaware corporation (the “Company”), Assa Abloy, Inc., an Oregon corporation (“Parent”), HID Global Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“HID”), and Dakota Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HID, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

The Company has filed as Exhibit 99.1 hereto a copy of a Question and Answer Fact Sheet the Company intends to use to address questions from the general public and the Company’s customers, shareholders and employees regarding the Merger Agreement and Merger. The Company has filed as Exhibit 99.2 hereto a copy of Frequently Asked Questions regarding the Merger Agreement and Merger that it intends to circulate to its employees. The Company has filed as Exhibit 99.3 hereto a copy of correspondence regarding the Merger Agreement and Merger the Company intends to send to its distribution channel.

In addition, Gary Holland, the Company’s Chairman, President and Chief Executive Officer, provided the following statement to the Star Tribune newspaper on May 23, 2006.

“We think today’s announcement is positive for both HID and Fargo.  The secure identification market is embracing RFID-based technologies, an area in which HID and Fargo have complementary capabilities.  The benefit to our mutual customers is that we now have the opportunity to provide market-leading solutions of secure distributed ID and access card issuance applications.  Fargo will continue to operate on a “business as usual” basis as the two companies align to define and implement plans for the future.  The good news for Fargo customers and associates is that ASSA ABLOY can provide financial, distribution, and other growth resources that Fargo would have been challenged to assemble quickly on its own — for example, local availability of products in international regions served by HID Global’s sales, service and distribution centers in Europe, Latin America and Asia.”

Important Merger Information

In connection with the proposed Merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission, or SEC. Investors are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the Company. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC may also be obtained from the Company at www.fargo.com. Free copies of the Company’s filings may be obtained by directing a written request to Fargo Electronics, Inc., 6533 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Paul Stephenson.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company’s executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description
99.1	Question and Answer Fact Sheet

99.2	Frequently Asked Questions

99.3	Correspondence to Distribution Channel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

Dated: May 23, 2006	By:	/s/ Gary R. Holland
Gary R. Holland
Chairman of the Board, President and
Chief Executive Officer

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1	Question and Answer Fact Sheet	Filed herewith

99.2	Frequently Asked Questions	Filed herewith

99.3	Correspondence to Distribution Channel	Filed herewith